                [LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL LLP]

                                                              June 21, 2004

Trinity Partners Acquisition Company Inc.
245 Fifth Avenue, Suite 1600
New York, New York  10016

Ladies and Gentlemen:

         You have requested our opinion as counsel to Trinity Partners
Acquisition Company Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form
S-1, as amended, Registration No. 333-115319 (the "Registration Statement"),
with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the registration thereunder of:

         (i) 250,000 shares (the "Common Shares") of common stock, $.0001 par value per share, of the Company (the "Common Stock");

         (ii) 1,300,000 shares (the "Class B Shares") of Class B common stock,
$.0001 par value per share, of the Company (the "Class B Common Stock");

         (iii) 1,275,000 Class W warrants to purchase an identical number of shares of Common Stock (the "Class W Warrants");

         (iv) 1,275,000 Class Z warrants to purchase an identical number of shares of Common Stock (the "Class Z Warrants" and, collectively with the Class
W Warrants, the "Warrants");

         (v) 2,550,000 shares of Common Stock issuable upon exercise of the
Warrants (the "Warrant Stock");

         (vi) 37,500 shares of Common Stock issuable upon exercise of the underwriters' over-allotment option (the "Over-Allotment Common Stock");

         (vii) 195,000 shares of Class B Common Stock issuable upon exercise of the underwriters' over-allotment option (the "Over-Allotment Class B Stock");

         (viii) 191,250 Class W Warrants issuable upon exercise of the underwriters' over-allotment option to purchase an identical number of shares of
Common Stock (the "Over-Allotment Class W Warrants");

         (ix) 191,250 Class Z Warrants issuable upon exercise of the underwriter's over-allotment option to purchase an identical number of shares of
Common Stock (the "Over-Allotment Class Z Warrants" and, collectively with the
Over-Allotment Class W Warrants, the "Over-Allotment Warrants");

         (x) 382,500 shares of Common Stock issuable upon exercise of the
Over-Allotment Warrants (the "Over-Allotment Warrant Stock");

Trinity Partners Acquisition Company Inc.
June 21, 2004

         (xi) an option issuable to the representative of the underwriters named in the Registration Statement to purchase Series A Units of the Corporation and/or Series B Units of the Corporation (the "Representative's Purchase
Option");

         (xii) 25,000 shares of Common Stock issuable upon the exercise of the
Representative's Purchase Option (the "Representative's Common Stock");

         (xiii) 130,000 shares of Class B Common Stock issuable upon the exercise of the Representative's Purchase Option (the "Representative's Class B
Common Stock" and, collectively with the Representative's Common Stock, the
"Representative's Stock");

         (xiv) 127,500 Class W Warrants issuable upon the exercise of the
Representative's Purchase Option, to purchase an identical number of shares of
Common Stock (the "Representative's Class W Warrants");

         (xv) 127,500 Class Z Warrants issuable upon the exercise of the
Representative's Purchase Option, to purchase an identical number of shares of
Common Stock (the "Representative's Class Z Warrants" and, collectively with the
Representative's Class W Warrants, the "Representative's Warrants");

         (xvi) 255,000 shares of Common Stock issuable upon exercise of the
Representative's Warrants (the "Representative's Warrant Stock");

         (xvii) 362,500 Class W Warrants beneficially owned by the directors of the Company to purchase an identical number of shares of Common Stock (the
"Directors' Class W Warrants");

         (xviii) 362,500 Class Z Warrants beneficially owned by the directors of the Company to purchase an identical number of shares of Common Stock (the
"Directors' Class Z Warrants" and, collectively with the Directors' Class W
Warrants, the "Directors' Warrants"); and

         (xix) 725,000 shares of Common Stock issuable upon exercise of the
Directors' Warrants (the "Directors' Warrant Stock").

         In such capacity, we have examined and are familiar with the corporate records of the Company, including its Certificate of Incorporation, its By-Laws, and minutes of meetings, or written consents executed in lieu thereof, of its
Board of Directors and stockholders. We have also examined such certificates of public officials, certificates of officers of the Company and other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

         Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that:

Trinity Partners Acquisition Company Inc.
June 21, 2004

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. The Common Shares, Class B Shares, Warrant Stock, Over-Allotment Common
Stock, Over-Allotment Class B Common Stock, Over-Allotment Warrant Stock,
Representative's Stock, Representative's Warrant Stock and Directors' Warrant
Stock have each been duly and validly authorized and, when issued and paid for as described in the Registration Statement, will be duly and validly issued and fully paid and nonassessable.

3. The Class W Warrants, Class Z Warrants, Over-Allotment Class W Warrants,
Over-Allotment Class Z Warrants, Representative's Purchase Option,
Representative's Class W Warrants, Representative's Class Z Warrants, Directors'
Class W Warrants and Directors' Class Z Warrants have each been duly and validly authorized and, when issued and paid for as described in the Registration
Statement, will be duly and validly issued.

         The foregoing opinions are limited to the laws of the State of New
York, the laws of the United States of America and Delaware general corporation laws (including the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and do not purport to express any opinion on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm and this opinion under the heading "Legal Matters" in the prospectus comprising a part of such
Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          SONNENSCHEIN NATH & ROSENTHAL LLP

                                          By:    /s/ Ira I. Roxland
                                               -------------------------------
                                                    A Member of the Firm